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                                                                   Exhibit 3.11






                   THE COMPANIES ORDINANCE CHAPTER 31 NUMBER 1



                         -------------------------------



                           A COMPANY LIMITED BY SHARES


                       -----------------------------------



                             ARTICLES OF ASSOCIATION

                                       OF

                               RADIO FIVE LIMITED



                          -----------------------------



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                           I N T E R P R E T A T I O N

1. In these Articles and in the memorandum of Association, unless there be something in the subject matter or context inconsistent therewith:

     "The Company" shall mean the above-named Company.

     "These presents" shall mean these Articles of Association as from time to time altered by special resolution.

     "The Ordinance" shall mean Ordinance No. 1 of Chapter 31 of the Laws of Trinidad and Tobago as amended, replaced or reenacted from time to time.

     "The Office" shall mean the registered office for the time being of the Company.

     "The Register" shall mean the register of members to be kept pursuant to the Ordinance.

     "The Transfer Office" shall mean the place where the Register is situate.

     "Month" shall mean calendar month.

     "Year" shall mean calendar year.

     "Paid up" shall mean paid or credited as paid up.

     "Dividend" shall mean dividend or bonus.

     "Secretary" shall include the Secretary or any person appointed to perform the duties of Secretary temporarily and where two or more persons are appointed to act as joint Secretaries shall include any one of these persons.

     "Directors" mean the Director or Directors from time to time of the Company.

     "Managing Director" shall mean the Managing Director for the time being of the Company.

     "The Seal" means the Common Seal of the Company.

     "Auditor" means a person who has qualified by examination of one of the Institutes of Chartered Accountants of England and Whales, Ireland, Scotland, the Institute of Chartered Accountants, Canadian Provinces, the Association of Certified and Corporate Accountants, the Association of Certified Public Accountants or an auditor possessing such other qualifications as the Minister of Finance may recognise.

     "In Writing and Written" includes printing, typewriting, lithography and other modes of representing or reproducing words in visible form.

     "The Country" means Trinidad and Tobago.

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     "Employee" shall mean and include any Manager, Departmental Manager,
     Foreman, Clerk, Workman and may include any person comprised in or responsible for the management of the undertaking but the term does not include directors or auditors; Provided, However, that any Director may be an employee of the Company.

     Words which have a special meaning assigned to them in the Ordinance shall if not inconsistent with the subject or context have the same meaning in these presents.

     Words importing the singular number only shall include the plural and the converse shall also apply.

     Words importing males shall include females.

     Words importing individuals shall include corporations.

2. ___________ ____________ in the first schedule to the Ordinance shall not apply to the Company, except so far as expressly incorporated herein.

                               VARIATION OF RIGHTS
                               -------------------

3. Subject to the provisions if any in that behalf of the Memorandum of Association and without prejudice to any special rights previously conferred on the holders of existing shares (which special rights may be varied or abrogated only in the manner prescribed by Article 4 hereof) any share may be issued with such preferred deferred or other special rights or subject to such restrictions whether in regard to dividend voting attendance and/or voting at the annual or other general meetings, accounts return of share capital or otherwise as the Company may from time to time by special resolution determine (or failing such determination as the directors may determine) and subject to the provisions of the Ordinance any preference share may with the sanction of a special resolution be issued on the terms that it is or at the option of the Company is liable to be redeemed on such terms and in such manner as the Company before the issue thereof may determine.

4. Whenever the share capital of the Company is divided into different classes of shares, the special rights attached to any class may, subject to the provisions of the Ordinance, be varied or abrogated either with the consent in writing of the holders of three-fourths of the issued shares of the class or with the sanction of an Extraordinary Resolution passed at a separate General Meeting of the holders of the shares of the class (but not otherwise) and may be so varied or abrogated either whilst the Company is a going concern or during or in contemplation of a winding up, to every such separate General Meeting all the provisions of these presents relating to General Meetings of the Company and to the proceedings thereat shall mutatis mutandis apply, except that the necessary quorum shall be two persons at least holding or representing by proxy one-third in nominal amount of the issued shares of the class (but so that if at any adjourned meeting a quorum as above defined is not present, any two holders of shares of the class present in person or by proxy shall be a quorum and that any holder of shares of the class present in person or by proxy may demand a poll and that every such holder shall on a poll have one vote for every share of the class held by him. The foregoing provisions of this Article shall apply to the variation or abrogation of the special rights attached to some only of the shares of any class as if the shares concerned and the remaining shares of such class formed separate classes.

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5.   The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not unless otherwise expressly provided by the terms of issue of the shares of that class be deemed to be varied by the creation or issue of further shares ranking as regards participation in the profits or assets of the Company in some or all respects pari passu therewith but in no respect in priority thereto.

6. The Company may subject to anything in the general law contained pay commission for underwriting provided that the rate per centum or the amount of the commission paid or agreed to be paid shall not exceed the rate of ten per centum of the price of the shares in respect whereof the same is paid or issued or an amount equal to ten per centum of such price (as the case may be) and shall be disclosed in the manner required by the Ordinance and such commission may be satisfied by the payment of cash or the allotment of fully or partly paid shares or partly in one way and partly in the other and the Company may also on any issue of shares pay such brokerage as may be lawful.

7. Subject to the provisions of these Articles relating to new shares, the shares shall be at the disposal of the Directors, and they may (subject to the provisions of the Ordinance) allot, grant options over, or otherwise dispose of them to such person, on such terms and conditions, and at such times as they think fit, so that no shares shall be issued at a discount, except in accordance with the provisions of the Ordinance, and so that in the case of shares offered to the public for subscription the amount payable on application on each share shall not be less than 5% of the nominal amount of the share.

8. Except as required by law no person shall be recognised by the Company as holding any stare upon any trust and the Company shall not be bound by or compelled in any way to recognise (even when having notice thereof any equitable contingent future or partial interest in any share or any interest in) any fraction or part of a share or (except only as is by these regulations or by law otherwise provided any other rights in respect of any share except an absolute right to the entirety thereof of the registered holder.

                                  CERTIFICATES
                                  ------------

9. Every certificate for shares or debentures shall be issued under the Seal and (subject as hereinafter provided) shall bear the autographic signature at least of one Director and the Secretary; Provided that the Directors may by resolution determine that such signatures or either of them shall be dispensed with or shall be affixed by some method or system of mechanical signature.

10. Every person whose name is entered as a member in the Register of Members shall be entitled without payment within one month after allotment of lodgement of transfer (or within such other period as the terms of issue shall provide) to one certificate for all his shares of any one class or (upon payment of such sum not exceeding one dollar for every certificate after the first as the Directors shall from time to time determine) several certificates, each for one or more his shares or any one class. Provided that the Company shall not be bound to register more than four persons as the joint holders of a share and in the case of a share held jointly by several persons the Company shall not be bound to issue more than one certificate therefor and delivery of a certificate to one of such persons shall be sufficient delivery to all.

11. Where a member transfers part only of the shares comprised in a share certificate the old certificate shall be cancelled and a new certificate for the balance of such shares issued in lieu without charge.

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12.  If a share certificate shall be damaged, defaced, lost, stolen or destroyed, it may be replaced by a new certificate on payment of such fee (if any) not exceeding one dollar and on delivery up of the certificate or (if lost, stolen or destroyed) on such terms (if any) as to evidence and indemnity and the payment of out-of-pocket expenses of the Company in connection with the request for the new certificate as the Directors think fit.

13. No part of the funds of the Company shall directly or indirectly be employed in the purchase of or in loans upon the security of the Company's shares but nothing in this regulation shall prohibit transactions specifically mentioned in the Ordinance.

                                     L I E N
                                     -------

14. The Company shall have a first and paramount lien on every share not being a fully paid up share for any debt or other liability due to the Company by the holder thereof or his estate and for all moneys (whether presently payable or not) called or payable at a fixed time in respect of that share and the company shall also have a lien on all shares standing registered in the name of a single person for all moneys presently payable by him or his estate to the Company but the directors may at any time declare any share to be wholly or in part exempt from the provisions of this regulation and the Company's lien (if any on a share extend to all dividends payable thereon.

15. The Company may sell in such manner as the directors think fit any shares on which the Company has a lien but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of fourteen days after a notice in writing stating and demanding payment of such part of the amount in respect of which the lien exists as is presently payable and advising of the intention to sell in default has been given to the registered holder for the time being of the share or the person entitled thereto by reason of his death or bankruptcy.

16. For giving effect to any such sale the directors may authorise some person to transfer the shares sold to the purchaser thereof and the Purchaser shall be registered as the holder of the shares comprised in any such transfer and he shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

17. The net proceeds of the sale shall be received by the Company and after payment of the costs of such sale shall be applied in payment of such part of the amount in respect of which the lien exists as is presently payable and the residue shall (subject to a like lien for sums not presently payable as existed upon the shares prior to the sale) be paid to the person entitled to the shares at the date of the sale.

                                 CALLS ON SHARES
                                 ---------------

18. The directors may from time to time make calls upon the members in respect of any moneys unpaid on their shares (whether on account of the nominal value of the shares or by way of premiums) and not by the terms of issue made payable at fixed times and each member shall (subject to receiving at least fourteen days notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on his shares.

19. A call shall be deemed to have been made at the time when the resolution of the directors authorised the call was passed and may be required to be paid by instalments.

20. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

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21.  If a sum called in respect of a share is not paid before or on the day appointed for payment thereof the person from whom the sum is due shall pay interest upon the sum from the day appointed for the payment thereof to the time of the actual payment at such rate (not exceeding 15 per centum per annum) as the directors may determine but the directors shall be at liberty to waive payment of that interest wholly or in part.

22. Any sum which by the terms of issue of a share becomes payable on allotment or on any fixed date whether on account of the nominal value of the share or by way of premium shall for the purpose of these regulations be deemed to be a call duly made and payable on the date on which by the terms of issue the same becomes payable and in case of non-payment all the relevant provisions of these regulations as to payment of interest and expenses forfeiture or otherwise shall apply as if such sum had been payable by virtue of a call duly made and notified.

23. The directors may on the issue of shares differentiate between the holders as to the amount of calls to be paid and time of payment.

24. The directors may if they think fit receive from any member willing to advance the same all or any part of the moneys (whether on account of nominal value or by way of premiums uncalled and unpaid upon any shares held by him and such payment in advance of calls shall extinguish pro tanto the liability upon the share in respect of which it is made and upon all or any of the moneys so advanced may (until the same would but for such advance become presently payable) pay interest at such rate (not exceeding without the sanction of the Company in general meeting 15 per centum per annum) as may be agreed upon between the members paying the sum in advance and the directors.

                                 SHARE TRANSFERS
                                 ---------------

25. Subject to the other provisions of these Articles the instrument of transfer of any share shall be executed by or on behalf of the transferor and transferee and the transferor shall be deem to remain a holder of the share until the name of the transferee is entered in the register of members in respect thereof.

26. Any member may transfer all or any of his shares by instrument in writing in the following form or in any usual or common from which the Directors shall approve:

    "I, A.B. of                                        In consideration

   of the sum of $                                     paid to me by C.D.

   of        (hereinafter called "the said transferee") do hereby transfer to the said transferee the share (or shares) numbered

              in the undertaking called to hold the same unto the said transferee subject to the several conditions on which I hold the same and I, the said transferee do hereby degree to take the said share (or shares) subject to the conditions aforesaid.

          As witness our hands the            day of

   198      ".


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27.  The directors may decline to register the transfer of a share on which the company has a lien.

28. The directors may also decline to recognise any instrument of transfer unless:

     (a) A Fee of One Dollar or such lesser sum as the directors may from time to time require is paid to the Company therefor.

     (b) The instrument of transfer is accompanied by the Certificate of the Shares to which it relates and such other evidence as the directors may reasonably require to show the right of the transferor to make the transfer and

     (c)    the instrument of transfer is in respect of only one class of shares

     (d) the instrument of transfer is accompanied by such evidence as the Directors may reasonably require of the right of transferee to hold such shares under the Aliens (Landholding Ordinance or otherwise.

29. The Directors may in their absolute discretion and without assigning any reason therefor decline to register any transfer of shares (not being fully paid shares). If the Directors refuse to register a transfer they shall within two months after the date on which the transfer was lodged with the Company send to the transferee notice of the refusal.

30. The registration of transfers may be suspended at such times and for such period as the directors may from time to time determine either generally or in respect of any class of shares provided always that the register shall not be closed for more than thirty days in any year.

31. No fee shall be charged in respect of the registration of any instrument of transfer or grant of probate or letters of administration certificate of death or marriage power of attorney, notice in lieu of distringas or other instrument or document relating to or affecting the title to any shares or otherwise for making any entry in the Register affecting the title to any shares.

32. Nothing in these presents shall preclude the directors from recognising a renunciation of the allotment of any share by the allottee in favour of some other person.

                             TRANSMISSION OF SHARES
                             ----------------------

33. In case of the death of a member the survivor or survivors where the deceased was a joint holder and the legal personal representatives of the deceased when he was a sole holder shall be the only persons recognised by the Company as having any title to his interest in the shares but nothing herein contained shall release the estate of the deceased holder whether sole or joint from any liability in respect of any share held by him.

34. Save as otherwise provided by or in accordance with these presents a person becoming entitled to a share in consequence of the death or bankruptcy of a member shall upon such evidence being produced as may from time to time be properly required by the directors have the right either to be registered as a member in respect of the share or instead of being registered himself to make such transfer of the share as the deceased or bankrupt person could have made but the directors shall in either case have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by the deceased or bankrupt person before the death or' bankruptcy.

35. If the person so becoming entitled shall elect to be registered himself he shall deliver or send to the Company a notice in writing signed by him stating that he so elects and if he shall elect to have another person registered he shall testify the election by executing to that person a transfer of the share and all the limitations restrictions and provisions of these regulations relating to the right to transfer and the registration of transfer of shares shall be applicable to any such notice or transfer aforesaid as if the death or bankruptcy of the member had not occurred and the notice or transfer were a transfer signed by that member.

36. A person becoming entitled to a share by reason of the death or bankruptcy of the holder (upon supplying to the Company such evidence as the directors may reasonably require to show his title to the share) shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share except that he shall not before being registered as a member in respect of the share be entitled in respect of it to exercise any rights conferred by membership in relation to meetings of the Company provided always that the directors may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share and if notice is not complied with within ninety days the directors thereafter withhold payment of all dividends bonuses or other monies payable in respect of the share until the requirements of the notice have been complied with.

                              FORFEITURE OF SHARES
                              --------------------

37. If a member fails to pay in full any call or instalment of a call on the day appointed for payment thereof the directors may at any time thereafter during such time as any part of such call or instalment remains unpaid serve a notice on him requiring payment of so much of the call or instalment as is unpaid together with any interest which may have accrued in accordance with
Article 21.

38. The notice shall name a further day (not earlier than the expiration of fourteen days from the date of the notice) on or before which the payment required by the notice is to be made and shall state that in the event of non-payment at or before the time appointed the shares in respect of which the call was made will be liable to be forfeited.

39. If the requirements of any such notices as aforesaid are not complied with any share in respect of which the notice has been given may at any time thereafter before the payment required by the notice has been made be forfeited by a resolution of the directors to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited share and not actually paid before forfeiture. The directors may accept a surrender of any share liable to be forfeited hereunder.

40. A forfeited share shall become the property of the Company and may be sold or otherwise disposed of on such terms and in such manner as the directors think fit and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the directors think fit. The directors may if necessary authorise some person to transfer a forfeited share to any person.

41. A person whose shares have been forfeited shall cease to be a member in respect of the forfeited shares but shall notwithstanding remain liable to pay to the Company all moneys which at the date of forfeiture were presently payable by him to the Company in respect of the shares with interest thereon at the rate of 15 per centum per annum (or such lower rate as the directors may approve) from the date of forfeiture until payment but the directors may waive payment of such interest either wholly or in part and the directors may enforce payment without any allowance for the value of the shares at the time of forfeiture but his liability shall cease if and when the Company received payment in full of the nominal amount of the shares plus interest at such rate from the date of forfeiture to the date of payment.

42. A statutory declaration in writing that the declarant is a director or secretary of the Company and that a share in the Company has been duly forfeited or sold to satisfy a lien of the Company on a date stated in the declaration shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share and the Company may receive the consideration (if any) given for the share on any sale or disposition thereof and may execute a transfer of the share in favour of the person to whom the share is sold or disposed of and he shall thereupon be registered as the holder of the share and shall not be bound to see to the application of the purchase money (if any) nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture sale or disposal of the share.

43. The provisions of these regulations as to forefeiture shall apply in the case of non-payment of any sum which by the terms of issue of a share becomes payable at a fixed time whether on account of the amount of the share or by way of premium as if the same had been payable by virtue of a call duly made and notified.

                         CONVERSION OF SHARES INTO STOCK
                         -------------------------------

44. The Company may be ordinary resolution convert any paid-up shares into stock and reconvert any stock into paid-up shares of any denomination. If and when any unissued shares of any class in the capital of the Company for the time being shall have been issued and be fully paid and at that time the share of that class previously issued shall stand converted into stock such further shares upon being fully paid shall ipso facto be converted into stock transferable into the same units as the existing stock of that class.

45. The holders of stocks may transfer the same or any part thereof in the same manner and subject to the same regulations as and subject to which the shares from which the stock arose might previously to conversion have been transferred or as near thereto as circumstances admit; but the directors may from time to time fix the minimum amount of stock transferable and restrict or forbid the transfer of fractions of that minimum but the minimum shall not exceed the nominal amount of the shares from which the stock arose.

46. The holders of shall share according to the amount of the stock held by them have these same rights privileges and advantages as regards dividends voting at meetings of the Company and other matters as if they held the shares from which the stock arose but no such privileges or advantage (except participation in the profits and ________ of the Company shall be conferred by any such aliquot part of stock would not if existing in shares have conferred that privilege or advantage.

47. Such of the regulations of the Company as are applicable to paid-up shares shall apply to stock and the words "share" and "shareholder" thereto shall include "stock" and "stockholder" respectively and shall be construed accordingly.

                              ALTERATION OF CAPITAL
                              ---------------------
48. The Company may from time to time by special resolution increase the share capital by such sum to be divided into shares of such amount as the resolution shall prescribe.

49. Subject to any direction to the contrary that may be given by the Company in General Meeting by special resolution all new shares and all unissued shares shall be offered to the members in proportion to the existing shares held by them and such offer shall be made by notice specifying the number of shares to which the member is entitled and limiting a time within which the offer, if not accepted, will be deemed to be declined; and after the expiration of such time or on receipt of an intimation from the member to whom such notice is given, that he declines to accept the shares offered, the Directors may dispose of the same in such manner as they think most beneficial to the Company.

50. The new shares shall be subject to the same provisions with reference to allotment payment of calls lien transfer transmission forfeiture and otherwise as the shares in the original share capital.

51.  The Company may by ordinary resolutions:-

     (a) Consolidate and divide all or any of its share capital into shares of larger amount than its existing shares.

     (b) Sub-divide its existing shares or any of them into shares of smaller amount than is fixed by the Memorandum of Association subject nevertheless to the provisions of the Ordinance and so that the resolution whereby any share is sub-divided may determine that, as between the holders of the shares resulting from such sub-division, one or more of the shares may, as compared with the others have any such preferred, deferred or other special rights, or be subject to any such restrictions, as the Company has power to attach to unissued or new shares.

     (c) Cancel any shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person.

52. Upon any consolidation of fully paid shares into shares of larger amount the Directors may settle any difficult which may arise with regard thereto and in particular may as between the holders of shares so consolidated determine which shares are consolidated into each consolidated share and in the case of any shares registered in the name of one holder (or joint holders) being consolidated with shares registered in the name of another holder (or joint holders) may make such arrangements for the allocation, acceptance or sale of the consolidated share and for the distribution of any moneys received in respect thereof as may be thought fit and for the purpose of giving effect thereto may appoint some person to transfer the consolidated share or any fractions thereof and to receive the purchase price thereof and any transfer executed in pursuance thereof shall be effective and after such transfer has been registered no person shall be entitled to question its validity.

53. The Company may be special resolution reduce its share capital and any capital redemption reserve fund or share premium account in any manner and with the subject to any incident authorised and consent required by law.

                                GENERAL MEETINGS
                                ----------------

54. A general meeting shall be held one in every calendar year at such time (not being more than fifteen months after the holding of the last preceeding general meeting) and place as may be determined by the Directors or in default at such time in the third month following that in which the anniversary of the Company's incorporation occurs and at such place as the directors shall appoint and in default of a general meeting being so held a general meeting shall be held in the month next following and may be convened by any two members in the same manner as nearly as possible as that in which meetings are to be convened by the directors.

55. The above mentioned general meetings shall be called ordinary general meetings. All other general meetings shall be called extraordinary general meetings.

56. The directors may whenever they think fit convene an extraordinary general meeting and extraordinary general meetings shall also be convened on such requisition or in default may be convened by such requisitionists as provided by the Ordinance and if at any time there are not in the Country sufficient directors capable of acting to form a quorum any director or any two members of the Company may convene an extraordinary general meeting in the same manner as nearly as possible as that in which meetings may be convened by the Directors.

                           NOTICE OF GENERAL MEETINGS
                           --------------------------
57. Subject to the provisions of the Ordinance relating to special resolutions twenty-eight days notice in writing at the least (exclusive of the day on which the notice is served or deemed to be served but inclusive of the day for which notice is given) specifying the place the day and the hour of meeting and the general nature of the business shall be given in manner hereinafter mentioned or in such other manner if any as may be prescribed by the Company in general meeting to such persons as are under the regulations of the company entitled to receive such notices from the Company and also to the Auditors provided that a meeting of the Company shall notwithstanding that it is called by shorter notice than that specified in this regulation be deemed to have been duly called if it is so agreed;

     (a) In the case of a meeting called as the ordinary general meeting by all the members entitled to attend and vote thereat and

     (b) In the case of any other meeting by a majority in number of the members having a right to attend and vote at a meeting being a majority together holding not less than 95 per centum in nominal value of the shares giving that right.

     Provided however that the accidental omission to give notice of a meeting to or the non-receipt of a notice of a meeting by any member shall not invalidate the proceedings at any meeting.

58. Every notice calling a General Meeting in addition to specifying the place and the day and hour of the meeting and the general nature of the business shall also state with reasonable prominence in every such notice a statement that a member entitled to attend and vote is entitled to appoint a proxy to attend and, on a poll, vote instead of him and that a proxy need not be a member of the Company.

     In the case of an Ordinary General Meeting, the notice shall also specify the meeting as such.

     In the case of any General Meeting at which business other than routine business is to be transacted, the notice shall specify the general nature of such business; and if any resolution is to be proposed as an Extraordinary Resolution or as a Special Resolution, the notice shall contain a statement to that effect.

                         PROCEEDINGS AT GENERAL MEETINGS
                         -------------------------------

59. Routine business shall mean and include only business transacted at an Ordinary General Meeting of the following classes, that is to say:

     (i)    declaring dividends

     (ii) considering and adopting the accounts, the reports of the Directors and Auditors and other documents required to be annexed to the accounts

     (iii) appointing Auditors and fixing the remuneration of the Auditors or determining the manner in which such remuneration is to fixed

     (iv) appointing or re-appointing Directors to fill vacancies arising at the meeting on retirement by rotation otherwise

60. The Directors shall on the requisition of members in accordance with the provisions of the Ordinance but subject as therein provided:

     (i) give to the members entitled to receive notice of the next Ordinary General Meeting, notice of any resolution which may property be moved and is intended to be moved at that meeting.

     (ii) circulate to the members entitled to have notice of any General Meeting, any statement of not more than one thousand words with respect to the matter referred to in any proposed resolution or the business to be dealt with at that meeting.

61. No business shall be transacted at any general meeting unless a quorum of members is present at the time when the meeting proceeds to business and save as herein otherwise provided members personally present or by proxy shall be a quorum for all purposes.

62. If within half an hour from the time appointed for the meeting quorum is not present the meeting if convened upon the requisition of members shall be dissolved in any other case it shall stand adjourned to the same day in the next week at the same time and place and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting the members present if more then one shall be a quorum.

63. The Chairman, failing whom the Deputy Chairman, if any, of the Board of Directors, shall preside as Chairman at every general meeting of the Company.

64. If there is no such Chairman or Deputy Chairman or if at any meeting he is not present within fifteen minutes after the time appointed for holding the meeting or is unwilling to act as Chairman the members present shall choose some one of their number to be Chairman.

65. The Chairman may with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting) adjourn the meeting from time to time and from place to place but no business shall be transacted any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place and when a meeting is adjourned for thirty days or more notice of the adjourned meeting shall be given as in the case of an original meeting; save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

66. At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is (before or on the declaration of the results of the how of hands) demanded by the Chairman of the meeting or at least three members present in person or by proxy entitled to vote or by one member or two members so present and entitled if that member to those two members together hold not less than 15 per centum of the paid up capital of the Company and unless a poll is so demanded and the demand be not withdrawn a declaration by the Chairman that a resolution has on a show of hands been carried or carried unanimously or by a particular majority or lost and an entry to that effect in the book of the proceedings of the Company shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution. A demand for a poll may be withdrawn.

67. If a poll is duly demanded and the demand be not withdrawn it shall be taken in such manner as the Chairman directs (including the use of ballot or voting papers or tickets) and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. The Chairman of the meeting may (and if directed by the meeting shall) appoint scrutineers and may adjourn the meeting to some place and time fixed by him for the purpose of declaring the result of the poll.

68. In the case of an equality of votes whether on a show of hands or on a poll the chairman of the meeting at which the show of hands takes place or at which the poll is demanded shall be entitled to a second or casting vote.

69. A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith and a poll demanded on any other question shall be taken at such time not being more then thirty days from the date of the meeting as the Chairman of the meeting directs. The demand for a poll shall not prevent the continuance of the meeting for the transaction of any business other than the question on which the poll has been demanded.

                                VOTES OF MEMBERS
                                ----------------

70. Subject to any special rights or restrictions as to voting attached by or in accordance with these presents to any class of shares on a show of hands every member present in person shall have one vote and on a poll every member shall have one vote for each share of which he is a holder.

71. In the case of joint holders the vote of the senior who tenders a vote whether in person or by proxy shall be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority shall be determined by the order in which the names stand in the register of members in respect of the joint holding.

72. A member of unsound mind or in respect of whom an order has been made by any court having jurisdiction in lunacy may vote whether on a show of hands or on a poll by his committee or other person in the nature of a committee appointed by that court and any such committee or other person may on a poll vote by proxy, provided that such evidence as the directors may require of the authority of the person claiming to vote shall have been deposited at the Transfer Office not less then forty-eight hours before the time for holding the meeting or adjourned meeting or for the taking of the poll at which it is desired to vote.

73. No member shall be entitled unless the Directors otherwise determine to vote at any general meeting unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

74. On a poll votes may be given either personally or by proxy. A person entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way. A proxy need not be a member of the Company. No objection shall be raised to the admissability of any vote except at the meeting or adjourned meeting at which the vote objected to is or may be given or tendered and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection shall be referred to the Chairman whose decision shall be final and conclusive.

75. The instrument appointing a proxy shall be in writing under the hand of the appointer or of his attorney duly authorised in writing or if the appointer is a corporation either under seal or under the hand of an officer or attorney duly authorised.

76. The instrument appointing a proxy and the power of attorney or other authority if any under which it is signed or a notarially certified copy of that power or authority shall be deposited at the registered office of the Company not less than forty-eight hours before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote and in default the instrument of proxy shall not be treated as valid.

77. An instrument appointing a proxy may be in the following form or any other form which the directors shall approve:

    "I,                                     of

    being a member of

    hereby appoint                                             of

                                                 as my proxy to vote for me

    and on my behalf at the (ordinary or extraordinary as the case may be)

    general meeting of the company to be held on the  day of   19   and at any

    adjournment.

    Signed this             day of                                   19   ."

78. The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll and shall unless the contrary is stated thereon be valid as for any adjournment of the meeting as for the meeting to which it relates.

79. No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is given or tendered and every vote not disallowed at such meeting shall be valid for all purposes and any such objection made in due time shall be referred to the chairman of the meeting whose decision shall be final and conclusive.

80. A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous deaths or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed or of the transfer of the share in respect of which the proxy is given provided that no intimation in writing of such death insanity revocation or transfer as aforesaid shall have been received by the Company at the office at least one hour before the commencement of the meeting or adjourned meeting at which the proxy is used.

                     CORPORATIONS ACTING BY REPRESENTATIVES
                     --------------------------------------
                                   AT MEETINGS
                                   -----------

81. Any corporation which is a member of the Company may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of members of the Company and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents at that corporation could exercise if it were an individual member of the Company.

                                    DIRECTORS
                                    ---------

82. The number of directors shall not be less than two nor more than ten. The directors of the company shall be determined by the Company in General Meeting but an appointment in writing by all the shareholders for the time being shall be deemed to be a valid appointment of any director or directors. The first directors shall be appointed under the hand of the subscribers to the Memorandum of Association.

83. No person other than a Director retiring at the meeting shall, unless recommended by the Directors for election, be eligible for appointment as a Director at any General Meeting unless not less than seven nor more than forty-two days before the day appointed for the meeting there shall have been left at the office notice in writing signed by some member (other than the person to be proposed) duly qualified to attend and vote at the meeting for which such notice is given of his intention to propose such person for election and also notice in writing signed by the person to be proposed of his willingness to be a director.

84. The remuneration of directors shall from time to time be determined by the Company in general meeting and such remuneration shall be deemed to accrue from day to day and the directors may also be paid all travelling hotel and other expenses properly incurred by them in attending and returning from meetings of the directors or any committee of the directors or any general meetings of the Company or in connection with the business of the Company.

85. A director shall not be required to hold a qualification share. A director who is not a member of the Company shall nevertheless be entitled to attend and speak at General Meetings.

86. A director of the Company may be or become a director or other officer of or otherwise interested in any Company promoted by the Company or in which the Company may be interested as shareholder or otherwise and no such director shall be accountable to the Company for any remuneration or other benefits received by him as a director or officer of or from his interest in such other Company unless the Company otherwise directs.

87. Any director who is appointed to any executive office or who serves on any committee or who otherwise performs services which in the opinion of the directors are outside the scope of the ordinary duties of a Director, may be paid such extra remuneration by way of salary, commission or otherwise as the Directors may determine.

88. The directors shall have power to pay and agree to pay pensions or other retirement, superannuation, death or disability benefits to (or to any person in respect of) any director or ex-director who may hold or have held any executive office or any office or place of profit under the Company or any of its subsidiaries and for the purpose of providing any such pensions or other benefits to contribute to any scheme or fund or to pay premiums.

89. A director (or alternate director) may contract or be interested in any contract or arrangement with the Company or any other Company in which the Company may be interested and hold any office or place of profit (other than the office of Auditor of the Company) under and he (or any firm of which he is a member) may act in a professional capacity for the Company or any such other Company and (unless otherwise agreed) may retain for his own absolute use and benefit all profits and advantages accruing to him therefrom.

                                BORROWING POWERS
                                -----------------

90. The directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking property and uncalled capital or any part thereof and to issue debentures debenture stock and other securities whether outright or as security for any debt liability or obligation of the Company or of any third party.

                         POWERS AND DUTIES OF DIRECTORS
                         ------------------------------

91. The business of the Company shall be managed by the directors who may pay all expenses incurred in forming and registering the Company and may exercise all such powers of the Company as are not by the Ordinance or by these Articles required to be exercised by the Company in general meeting subject nevertheless to any regulations of these Articles to the provisions of the Ordinance and to such regulations being not inconsistent with the aforesaid regulations or provisions as may be prescribed by the Company in general meeting but no regulation made by the Company in general meeting shall invalidate any prior act of the directors which would have been valid if that regulation had not been made.

92. The directors may from time to time and at any time by power of attorney appoint any Company firm or person or body or persons whether nominated directly or indirectly by the directors to be the attorney or attorneys of the Company for such purposes and with such powers authorities and discretions (not exceeding those vested in or exercisable by the director under these regulations) and for such period and subject to such conditions as they may think fit and any such powers of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorneys as the directors may think fit and may also authorise any such attorney to delegate all or any of the powers authorities and discretions vested in him.

93. A director who is in any way whether directly or indirectly interested in a contract or proposed contract with the Company shall declare the nature of his interest at a meeting of the directors in accordance with the requirements of the Ordinance.

94. A director shall not vote in respect of any contract or arrangement in which he is interested and if he shall do so his vote shall not be counted nor shall he be counted in a quorum present at the meeting butt neither of these prohibitions shall apply to:-

     (a) any arrangement for giving any director any security or indemnity in respect of money lent by him to or obligations taken by him for the benefit of the Company or

     (b) to any arrangement for the giving by the Company of any security to a third party in respect of a debt or obligation of the Company for which a director himself has assumed responsibility in whole or in part under a guarantee or indemnity or by the deposit of a security or

     (c) any contract by a director to subscribe for or underwrite shares or debentures of the Company or

     (d) any contract or arrangement with any other company in which he is interested only as an officer of the Company or as holder of shares or other securities.

     (e) any such scheme or fund as is referred to in Article 88 which relates both to directors and to employees or a class of employees and does not accord to any director as such any privilege or advantage not generally accorded to the employees to which the scheme or fund relates.

     And these prohibitions may at any time be suspended or relaxed to any extent and either generally or in respect of any particular contract arrangement or transaction by the Company in General Meeting.

95. A director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his office of director for such period and on such terms (as to remuneration and otherwise) as the directors may determine and no director or intending director shall be disqualified by his office from contracting with the Company either with regard to his tenure of any such other office or place of profit or as vendor purchaser or otherwise nor shall any such contract or any contract or arrangement entered into by or on behalf of the Company in which any director is in any way interested be liable to be avoided nor shall any director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason of such director holding that office or of the fiduciary relationship thereby established.

96. A director notwithstanding his interest may be counted in the quorum present at any meeting whereat he or any other director is appointed to hold any such office or place of profit under the company or whereat the terms of any such appointment are arranged and he may vote on any such appointments or arrangements other than his own appointment or the arrangement of the terms thereof.

97. Any director may act by himself or his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a director.

98. All cheques promissory notes drafts bills of exchange and other negotiable or transferable instruments and all receipts for monies paid to the Company shall be signed drawn accepted endorsed or otherwise executed as the case may be in such manner as the directors shall from time to time by resolution determine.

99. The directors may, from time to time appoint any person to an office or employment having a designation or title including the word "Director" or attach to any existing office or employment with the Company such a designation or title. The inclusion of the word "Director" in the designation or title of any office or employment with the Company shall not imply that the holder thereof is a Director of the Company nor shall such holder thereby be empowered in any respect to act as a Director of the Company or be deemed to be a director for any of the purposes of these presents.

100. The directors shall cause minutes to be made in books provided for the purpose.

     (a)    of all appointments of officers made by the directors.

     (b) of the names of the directors present at each meeting of the directors and of any committee of the directors.

     (c) of all resolutions and proceedings at all meetings of the Company and any class of members of the Company and of directors and of committees of the directors.

101. Any register, index, minute book, book of account or other book required by these presents of the Statutes to be kept by or on behalf of the Company may be kept either by making entries in bound books or by record them in any other manner. In any case in which bound books are not used, the Directors shall take adequate precautions for guarding against falsification and for facilitating its discovery.

102. The directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any director who has held any other salaried office or place of profit of the Company or to his widow or his dependents and may make contributions to any fund and pay premiums for the purchase or provisions of any such gratuity pension or allowance.

                          DISQUALIFICATION OF DIRECTORS
                          -----------------------------

103.  The office of director shall be vacated if the director:

     (a) ceases to be a director by virtue of the provisions of the Ordinance or

     (b)    becomes bankrupt or shall compound with his creditors generally or

     (c) becomes prohibited from being a director by reason or any order made under the Ordinance or

     (d)    is found to be or becomes of unsound mind or

     (e)    resigns his office by notice in writing to the Company or

     (f) shall for more than six months have been absent without permission of the directors from meetings of the directors held during that period and the directors resolve that his office be vacated.

     (g)    if he is removed under the provisions of Article 110 hereof.

                              ROTATION OF DIRECTORS
                              ----------------------

104. Except in the case of a Managing Director or Directors on fixed service contracts at the first ordinary general meeting of the Company the whole of the directors shall retire from office and at the ordinary general meeting in every subsequent year one third of the directors for the time being or if their number is not three or a multiple of three then the number nearest one-third shall retire from office provided that when the number of directors is reduced to two neither of them is bound to retire under this article. Every resolution at a General Meeting for the appointment of a director shall relate to one named person only.

105. The directors to retire in every year shall be those who have been longest in office since their last election but as between persons who become directors on the same day those to retire (unless they otherwise agree among themselves) be determined by lot.

106.  A retiring director shall be eligible for re-election.

107. The Company at the general meeting at which a director retires in manner aforesaid may fill up the vacated office by electing a person thereto and in default the retiring director shall be deemed to have been re-elected unless at such meeting it is resolved not to fill up such vacated office.

108. The Company may from time to time in general meeting by ordinary resolution increase or reduce the number of directors and may also determine in what rotation the increased or reduced number is to go out of office.

109. The directors shall have power at any time and from time to time to appoint any person to be a director either to fill a casual vacancy or as an addition to the existing directors but so that the total number of directors shall not at any time exceed the number fixed in accordance with these regulations and any director so appointed shall hold office only until the next following annual general meeting and shall then be eligible for reelection but shall not be taken into account in determining the directors who are to retire by rotation at such meeting. The directors shall have power to remove any director appointed under the provisions of this article before the next following annual general meeting.

110. The Company may by extraordinary resolution remove any director before the expiration of his period of office and may by an ordinary resolution appoint another person in his stead and such person so appointed shall be subject to retirement at the same time as if he had become a director on the day on which the director in whose place he had been appointed was last elected a director provided that such removal shall be without prejudice to any claims such director may have for damages for breach of any contract of service between him and the Company.

                            PROCEEDINGS OF DIRECTORS
                            ------------------------

111. The directors may meet together for the despatch of business adjourned and otherwise regulate their meetings as they think fit and questions arising at any meeting shall be decided by a majority of votes and in case of an equality of votes the chairman shall have a second or casting vote provided that a director may and a secretary on the requisition of a director shall at any time summon a meeting of the directors.

112. The quorum necessary for the transaction of the business of the directors shall be half the number of directors for the time being plus one.

113. The continuing directors may act notwithstanding any vacancy in their body but if and so long as their number is reduced below the number fixed by or pursuant to the regulations of the Company as the necessary quorum of directors the continuing directors may act for the purpose of increasing the number of directors to that number or of summoning a general meeting of the Company but for no other purpose.

114. The directors may elect a chairman of their meetings and determine the period for which he is to hold office but if no such chairman is elected or if at any meeting the chairman is not present within five minutes after the time appointed for holding the same the directors present may choose one of their number to be chairman of the meeting.

115. The directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit and any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the directors.

116. A committee may elect a chairman of its meetings and if no such chairman is elected or if at any meeting the chairman is not present within five minutes after the time appointed for holding the same the members present may choose one of their number to be chairman of the meeting.

117. A committee may meet and adjourn as it thinks proper and questions arising at any meeting shall be determined by a majority of votes of the members present and in any case of an equality of votes the chairman shall have a second or casting vote.

118. All acts done by any meeting of the directors or of a committee of directors or by any person acting as a director shall notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such director or person acting as aforesaid or that they or any of them were disqualified be as valid as if every such person had been duly appointed and was qualified to be a director.

119. A resolution in writing signed by all the directors for the time being entitled to receive notice of a meeting of the directors shall be as valid and effectual as if it had been passed at a meeting of the directors duly convened and held.

                                MANAGING DIRECTOR
                                -----------------

120. The directors may from time to time appoint one or more of their body to the office of managing director for such period and on such terms as they think fit and subject to the terms of any agreement entered into in any particular case may revoke such appointment and a director so appointed shall not whilst holding that office be subject to retirement by rotation or be taken into account in determining the rotation of retirement of directors but his appointment shall be automatically determined if he ceases from any cause to be a director.

121. A managing director shall receive shall remuneration (whether by way of salary commission or participation in profits or partly in one way and partly in another) as the directors may determine.

122. The directors may entrust to and confer upon a managing director collaterally with or to the exclusion of their own powers and may form time to time revoke withdraw alter or vary all or any of such collaterally with or to the exclusion of their own powers and may from time to time revoke withdraw alter or vary all or any of such powers.

123. The secretary shall be appointed by the directors for such term at such remuneration and upon such conditions as they may think fit and any secretary so appointed may be removed by them.

124. A provision of the Ordinance or these regulations requiring or authorising a thing to be done by or to a director and the secretary shall not be satisfied by being done by or to the same person acting both as director and as or in place of the secretary.

                               ALTERNATE DIRECTOR
                               ------------------

125. Any director may from time to time and at any time by notice in writing signed by him and delivered to the office or at a meeting of directors appoint any person approved by a majority of the other directors to be an alternate director and may at any time in the same manner remove such appointee. An alternate director shall not be entitled to receive any remuneration from the Company, and shall require no qualification, but shall in all other respects be subject to the provisions of these Articles and shall (subject to the giving to the Company an address within the Country at which notices may be served upon him) be entitled to receive notices of and to attend and vote at all meetings of the Directors at which his appointer is not present, and to exercise all the powers of his appointer as Director in the absence of his appointer. An alternate director shall ipso facto cease to hold office as alternate director if his appointer shall (otherwise than by retirement at a Meeting at which he is re-elected) cease to hold office as Director or on the happening of any event which if he were a Director would cause him to vacate such office. An alternate director shall not (save as aforesaid) have power to act as a director nor shall he be deemed to be a director for the purposes of these presents.

                            ALTERNATE MEETING PLACES
                            ------------------------

126. General meetings of the Company or Directors' Meetings may be held for the convenience of shareholders and directors in such places or countries as the Company may from time to time determine but unless otherwise so determined, General and Directors' Meetings of the Company shall be held in such places or countries as the Directors in their absolute discretion may decide.

                                     S E A L
                                     -------

127. The directors shall provide for the safe custody of the Seal which shall only be used by the authority of the directors or of a committee of directors authorised by the directors in that behalf and every instrument to which the Seal shall be affixed shall (subject to the provisions of these presents as to certificates for shares and debentures be signed by a director and shall be countersigned by the Secretary or by a second director or by some other person appointed by the directors for the purpose.

                           AUTHENTICATION OF DOCUMENTS
                           ---------------------------

128. Any director or the Secretary or any person appointed by the Directors for the purpose shall have power to authenticate any documents affecting the constitution of the Company and any resolutions passed by the Company or the Directors or any committee of the Directors, and any books, records, documents and accounts relating to the business of the Company and to certify copies thereof or extracts therefrom as true copies or extracts, and where any books, records, documents or accounts are elsewhere than at the office the local manager or other officer of the Company having the custody thereof shall be deemed to be a person appointed by the Directors as aforesaid. A document purporting to be a copy of a resolution or an extract from the minutes of a meeting, of the Company or of the Directors or any committee of the Directors which is certified as aforesaid shall be conclusive evidence in favour of all persons dealing with the Company upon the faith thereof that such resolution has been duly passed or, as the case may be, that such minutes or extract is a true and accurate record of proceedings at a duly constituted meeting.

                              DIVIDENDS AND RESERVE
                              ---------------------

129. The Company in general meeting may declare dividends but no dividend shall exceed the amount recommended by the directors. The Directors may from time to time pay to the members such interim dividends as appear to the directors to be justified by the profits of the Company.

130.  No dividend shall be paid otherwise than out of profits.

131. Unless and to the extent that the rights attached to any shares or the terms of issue thereof otherwise provide, all dividends shall (as regards any shares not fully paid throughout the period in respect of which the dividend is paid) be apportioned and paid prorata. according to the amounts paid on the shares during any portion or portions of the period in respect of which the dividend is paid. For the purposes of this Article no amount paid on a share in advance of calls shall be treated as paid on the share.

132. If and so far as in the opinion of the Directors the profits of the Company justify such payment the Directors may pay the fixed dividends on any class of shares carrying a fixed dividend expressed to be payable on fixed dates on the half yearly or other dates prescribed for the payment thereof and may also from time to time pay interim dividends of such amounts and on such dates and in respect of such periods as they think fit. A resolution of the Directors declaring any such dividend shall (once published with their authority) be irrevocable and have the same effect as if such dividend had been declared upon the recommendation of the Directors by an Ordinary Resolution of the Company.

133. Subject to the provisions of the Ordinance where any asset, business or property is bought by the Company as from a past date (whether such date be before or after the incorporation of the Company) the profits and loses thereof as form such date may at the discretion of the Directors in whole or in part be carried to revenue account and treated for all purposes as profits or losses of the Company. Subject as aforesaid, if any shares or securities are purchased cum dividend or interest, such dividend or interest may at the discretion of the Directors be treated as revenue, and it be obligatory to capitalise the same or any part thereof.

134. The directors may from time to time set aside out of the profits of the Company such sums as they think proper as a reserve or reserves which shall at the discretion of the directors be applicable for any purposes to which the profits of the Company may be properly applied and pending such application may at the like discretion either be employed in the business of the Company or be invested in such investment (other than shares of the Company) as the directors may from time to time think fit and the directors may also without placing the same to reserve carry forward any profits which they may think prudent not to divide.

135. Any surplus above the book value derived from the sale or realisation of any capital asset shall be credited to a Capital Reserve or applied for any capital purpose for which such Reserve is available hereunder. There shall also be credited to such Reserve or applied as aforesaid, any other sums representing accretions to capital assets, including in particular any sums resulting from the writing up of the book values of any capital assets. Such Reserve shall not be available for dividend but may be used to meet depreciation of capital assets or for the improvement of capital assets or for such other capital purposes (including capitalisation pursuant to the next following Article) as the Directors may think fit. Any taxation arising in consequence of the disposal of any capital asset and any deficit below book value resulting in the disposal of any capital asset may be debited in whole or in part against such Reserve.

136. The directors may deduct from any dividends or other sums payable to any member all sums of money (if any) presently payable by him to the Company on account of calls or otherwise in relation to the shares of the Company.

137. The directors may retain any dividend or other moneys payable on or in respect of a share on which Company has a lien, and may apply the same in or towards satisfaction of the debts, liabilities or engagements in respect of which the lien exists.

138. The Directors may retain the dividends payable upon shares in respect of which any person is under the provisions as to the transmission of shares hereinbefore contained entitled to become a member, or which any person is under these provisions entitled to transfer, until such person shall become a member in respect of such shares or shall transfer the same.

139. The payment to the directors of any unclaimed dividend or other moneys payable on or in respect of a share into a separate account shall not constitute the Company a trustee in respect thereof and any dividend unclaimed after a period of 12 years from the date of declaration of such dividend shall be forfeited and shall revert to the Company.

140. Any general meeting declaring a dividend or bonus may direct payment of such dividend or bonus wholly or partly by the distribution of specific assets and in particular of paid-up shares debentures or debenture stock of any other company in any one or more of such ways and the directors shall give effect to such resolution and where any difficulty arises in regard to such distribution the directors may settle the same as they think expedient and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof and may determine that cash payment shall be made to any member upon the footing of the value so fixed in order to adjust the rights of all parties and may vest any such specific asset in trustees as may seem expedient to the directors.

141. Any dividend or other moneys payable in cash on or in respect of a share may be paid by cheque or warrant sent through the post to the registered address of the member or person entitled thereto (or, if two or more persons are registered as joint holders of the share or are entitled thereto in consequence of the death or bankruptcy of the holder, to any one of such persons) or to such person and such address as such member or person or persons may by writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent or to such person as the holder or joint holders or person or persons entitled to the share in consequence of the death or bankruptcy of the holder may direct and payment of the cheque or warrant by the banker upon whom it is drawn shall be a good discharge to the Company. Every such cheque or warrant shall be sent at the risk of the person entitled to the money represented thereby.

142. If two or more persons are registered as joint holders of any share, or are entitled jointly to a share in consequence of the death or bankruptcy of the holder, any one of them may give effectual receipts for any dividend or other moneys payable or property distributable on or in respect of the shares.

143. No dividend or other moneys payable on or in respect of a share shall bear interest against the Company.

                                 A C C O U N T S
                                 ---------------
144. The Directors shall cause proper books of account to be kept with respect to:

     (a) All sums of money received and expended by the Company and the matters in respect of which the receipt and expenditure takes place.

     (b)    all sales and purchases of goods by the Company and

     (c)    the assets and liabilities of the Company.

145. The books of account shall be kept at the registered office of the Company or at such other place or places as the Directors think fit and shall always be open to the inspection of the directors.

146. The Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of members not being directors and no member (not being a director) shall have any right of inspecting any account or book or document of the Company except as conferred by Ordinance or authorised by the Directors or by the Company in general meeting.

147. The Directors shall from time to time in accordance with the relevant provisions of the Ordinance cause to be prepared and to be laid before the Company in general meeting such profit and loss accounts balance sheets and reports as are referred to in such provisions.

148. A copy of every balance sheet (including every document required by law to be annexed thereto) which is to be laid before the Company in general meeting together with a copy of the auditorsreport shall not less than seven days before the meeting be sent to all persons entitled to receive notices of general meetings of the Company provided that this regulation shall not require a copy of those documents to be sent to any person of whose address the Company is not aware or to more than one of the joint holders of any shares or debentures.

                            CAPITALISATION OF PROFITS
                            -------------------------

149. The Company in general meeting may upon the recommendation of the directors resolve that it is desirable to capitalise any part of the amounts for the time being standing to the credit of any of the Company's reserve accounts or to the credit of the profit and loss account or otherwise available for distribution amongst the members who would have been entitled thereto or distributed by way of dividend and in the same proportions on condition that the same be not paid in cash but be applied either in or towards paying up any amount for the time being unpaid on any shares held by such members respectively or paying up in full unissued shares or debentures of the Company to be allotted and distributed credited as fully paid up to and amongst such members in the proportion aforesaid or partly in one way and partly in the other and the directors shall give effect to such resolution provided that a share premium account and a capital redemption reserve fund may for the purpose of this regulation only be applied in the paying up of un-issued shares to be issued to members of the Company as fully paid bonuses.

150. Whenever such a resolution as aforesaid shall have been passed the directors shall Make all appropriations and applications of the undivided profits resolved to be capitalised thereby and all allotments and issues of fully paid shares or debentures if any and generally shall do all acts and things required to give effect thereto with full powers to the directors to make such provision by the issue of fractional certificates or by payment in cash or otherwise as they think fit for the case of shares or debentures becoming distributable in fractions and also to authorise any person to enter on behalf of all the members entitled thereto into an agreement with the company providing for the allotment to them respectively credited as fully paid up of any further shares or debentures to which they may be entitled upon such capitalisation or (as the case may require) for the payment up by the Company on their behalf by the application thereto of their respective proportions of the profits resolved to be capitalised of the amounts or any part of the amounts remaining unpaid on their existing shares and any agreement made under such authority shall be effective and binding an all such members.

                                    A U D I T
                                    ---------

151. Auditors shall be appointed and their duties regulated in accordance with the provisions of the Ordinance.

152. The Auditors shall be entitled to attend any General Meeting and to receive all notices of and other communications relating to any General Meeting which any member is entitled to receive and to be heard at any General Meeting on any part of the business of the meeting which concerns him as Auditor.

                                  N O T I C E S
                                  -------------

153. A notice may be given by the Company to any member either personally or by sending it by post to him to his registered address or to the address, if any, supplied by him to the Company for giving of notices to him. Where a notice is sent by post to an address within the Country service of the notice shall be deemed to be effected by properly addressing, prepaying and posting the letter containing the notice and service shall be deemed to be effected twenty-four hours after the posting thereof. Notices to a member whose registered address is outside the Country shall be forwarded by prepaid air mail and service shall be deemed to be effected twenty-eight days after the date of posting thereof.

154. If a member has not supplied to the Company any address for the giving of notices to him a notice addressed to him and advertised in a daily newspaper circulating in the Country shall be deemed duly given to him at noon on the day in which the advertisement appears.

155. A notice may be given by the Company to the persons entitled to a share in consequence of the death of bankruptcy of a member by sending it through the post in a prepaid letter addressed to them by name or by the title of representatives of the deceased or trustee of the bankrupt or by any like description at the address if any within the Country supplied for the purpose by the persons claiming to be so entitled or (until such an address has been so supplied) by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

156. A notice may be given by the Company to the joint holders of a share by giving the notice to the joint holder named first in the register of members in respect of the shares.

157. Notice of every general meeting shall be given in some manner hereinbefore authorised to:

     (a) every member except those members who have not supplied to the Company an address for the giving of notices to them and also to

     (b) every person entitled to a share in consequence of the death or bankruptcy of a member who but for his death or bankruptcy would be entitled to receive notice of the meeting.

     (c)    the Auditors

and no other persons shall be entitled to receive notices of general meetings.

                                   WINDING UP
                                   ----------

158. If the Company shall be wound up the Liquidator may with the sanction of an extraordinary resolution of tho Company and any other sanction required by the Ordinance divide amongst the members in specie or kind the whole or pay part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for such purpose set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the members or different classes of members and the Liquidator may with the like sanctions vest the whole or any part of such assets in such trustees upon such trusts for the benefit of the contributaries as the Liquidator with the like sanctions shall think fit but so that no member shall be compelled to accept any shares or other securities whereunder is any liability.

                              CONSOLIDATED ACCOUNTS
                              ---------------------

159. In addition to the Balance Sheets and Profit and Loss Accounts required to be laid before the Company in General Meeting as provided in Article 147, the Board shall cause to be laid before the Company in General Meeting a Consolidated Balance Sheet and Profit and Loss Account of the Company and any subsidiaries together with the Auditor's Report thereon.

                                    INDEMNITY
                                    ---------

160. Every director, managing director, agent auditor, secretary and other officer for the time being of the Company shall be indemnified out of the assets of the Company against any liability incurred by him in defending any proceedings whether civil or criminal in which judgement is given in his favour or in which he is acquitted in connection with any application under the Ordinance in which relief is granted to him by the Court.

                                 PRIVATE COMPANY
                                 ---------------
161. The Company is to be a private company and accordingly the following provisions shall have effect:

     (a) The number of members for the time being of the Company (exclusive of persons who are in the employment of the Company and of persons who having been formerly in the employment of the Company were while in such employment and have continued after the determination of such employment to be members of the Company and of holders of Employees Shares in these Articles provided for) is not to exceed fifty but where two or more persons hold one or more shares in the Company jointly they shall for the purpose of this paragraph be treated as a single member.

     (b) Any invitation to the public to subscribe for any shares or debentures or debenture stock of the Company is hereby prohibited.

     (c)    The Company shall not have power to issue share warrants to bearer.

     (d)    The right of transfer of shares shall be restricted as follows:

          (i) Except as hereinafter provided no shares in the Company shall be transferred unless and until the rights of preemption hereinafter conferred shall have been exhausted.

          (ii) Notwithstanding the foregoing provisions of these Articles, every member or other person who intends to transfer shares (hereinafter called "the Vendor") shall give notice in writing to the Board of his intention and that notice shall specify the price at which the Vendor intends to transfer the shares and shall constitute the Board his agent for the sale of the said shares in one or more lots at the discretion of the Board to the members of the Company at the said price.

          (iii) Upon receipt of the last mentioned notice the board shall forthwith give notice to all the members of the Company of the number and price of the shares to be sold and invite each of them to state in writing within 21 days form the date of the said notice whether he is willing to purchase any _________________ number of the said shares he is willing to purchase.

          (iv) At the expiration to the said twenty one days the Board shall allocate the said shares to or amongst the member or members who shall have expressed his or their willingness to purchase as aforesaid and (if more than one) so far as may be pro rata according to the number of shares already held by them respectively provided that no member shall be obliged to take more than the said maximum number of shares so notified by him as aforesaid and upon such allocation being made the Vendor shall be bound on payment of the said price to transfer the shares to the purchaser or purchasers and if he make default in so doing the Chairman for the time being of the Directors of the Company or failing him one of the directors duly nominated by resolution of the Board for that purpose shall forthwith be deemed to be the duly appointed attorney of the Vendor with full power to execute, complete and deliver to the name and on behalf of the Vendor the transfer of the shares to the purchasing member and the Board may receive and give a good discharge for the purchase money on behalf of the Vendor and enter the name of the purchaser in the register of members as holder by transfer of the said shares purchased by him.

          (v) In the event of the whole of the said share not being sold the Vendor may at any time within six months after the expiration of the said 21 days transfer the shares not sold to any person (subject to Articles 27, 28, 29 and 30) at not less than the said price.

          (vi) The provisions in clauses (i) (ii) (iii) (iv) and (v) hereof shall not apply to a transfer to a person who is already a member of the Company nor to a transfer merely for the purpose of effectuating the appointment of new trustees nor to a transfer by personal representatives to a legatee under the Will of or to the person entitled tender the general law of succession upon the death of a member nor to a transfer by a trustee to a beneficiary provided that it is proved to the satisfaction of the Board that the transfer bona fide falls within one of these exceptions.

                   EMPLOYEE SHARES AND EMPLOYEE PROFIT SHARING
                   -------------------------------------------
                     REMUNERATION AND OTHER BENEFIT SCHEMES
                     --------------------------------------

162. Subject only to the general law for the time being in force and notwithstanding anything to the contrary or otherwise in these Articles contained, the Directors may implement any Health, Hospitalisation, Recreational. Vacation, Educational Retirement or other Employee Incentive or Benefit Schemes and may pay bonuses, gratuities, pensions, incentives, severance and other benefits to or otherwise remunerate any employee of the Company by means of a share of profits of the Company by remuneration varying with the profits earned or the dividends declared, or with the output or turnover of the Company, and such remuneration may be in addition to the ordinary remuneration of such employee, and may be either in cash or by way of allotment of shares fully or partly paid as the Directors think fit; and the Directors may establish such schemes for remuneration of employees in manner aforesaid or for giving the employees or any of them a share in the management or control of the Company as the Directors may in their absolute discretion think fit; and the Directors may from time to time vary any such schemes and may attach to any share allotted to employee such preferential, deferred, qualified and other special rights, privileges, conditions or restrictions as they think fit, whether in regard to redemption, dividends voting, attendance and/or voting at the annual or other general meetings, transfer or transmission, accounts, return of capital or otherwise; Provided Always that any shares which shall be issued to any employee of the Company by way of remuneration or share of profits as aforesaid shall be called "Employee Shares", and, unless otherwise provided by the terms of issue, shall be subject to the provisions hereinafter contained relating to Employee Shares:-

(a) Each Employee Share shall, whilst it is held by an employee of the Company rank for dividend as if it were an Ordinary Share of $1.00 fully paid up; but whilst not held by an employee of the Company it shall not carry the right to dividend unless the Directors in their absolute discretion so resolve.

(b) An employee share shall not confer the right to vote or to attend at the annual or other general meetings, or to receive or inspect accounts.

(c)  An employee share shall not be transferable except as provided by paragraph
     (d) of this Article.

(d) Whenever an employee share is allotted; or pursuant to this article, is transferred to an employee of the Company, such employee shall be entitled to retain and hold the same so long as he remains an employee of the Company; and if by death, resignation, withdrawal, dismissal or otherwise, he ceases to be an employee of the Company, he or his executors or administrators shall be bound upon the request in writing of the Directors to transfer such share at the par value thereof to such person as the directors may nominate; and if such person is not an employee of the Company, such person shall at any time, on the request of the Directors, transfer such shares to an employee of the Company; Provided However that the Directors may in either case elect to affect such transfer at a value to be agreed between the employee and themselves or in default of such agreement at a value to be fixed by the auditors for the time being of the Company.

(e) If a person who ought in conformity with the last preceding paragraph of this Article transfer any share makes default in transferring the same, the Directors may in writing under the common seal, appoint any person to make the transfer on behalf of the person in default and a transfer by such appointee shall be effective as if it were doily executed by the person so in default. A certificate under the

     Seal that such power of appointment has arisen shall be conclusive for all purposes.

(f) Any right, condition, or privilege attaching to an Employee Share as provided in this Article or conferred by its terms of issue may be varied by the Directors upon 14 days notice in writing of the term of such variation being given to the Employee. If before the expiration of such notice no written objection is revealed from the employee the variation will be deemed to be valid and effective as at the date when such notice was given. If the employee objects to such variation the Directors may either withdraw the notice or request a transfer of and/or transfer the Employee Share or Shares in the manner hereinbefore provided and (d) and
     (e) hereof.

(g) In this Article "Employee" means and includes any Manager, Departmental Manager, Foremen, Clerk, Workman and may include any person comprised in or responsible for the management of the undertaking but the term does not include directors or auditors; Provided However, that any Directors may be deemed to be an employee of the Company for the purposes of this Article by a resolution of the Directors.

(h) The Company shall have a lien on any Employee Share held by an Employee or on the proceeds of any transfer thereof for any debt or liability due to the Company by the employee.

(i) A transfer of all or any of the Employee Shares provided for in this Article shall be effected by instrument in writing in the following form or in any usual or common form which the Directors shall approve:

     I,                                of

             in consideration of the sum of $            paid

     to me and in pursuance of a request made in writing by the

     Directors of                                        do

     hereby transfer to                                  of

                 (hereinafter called "the said transferee") the

     Employee Share (or Employee Shares,) subject to the conditions aforesaid.

     As witness our hands the        day of             19       .

(j) The provisions of this Article shall be read and construed in conjunction with the other provisions of these Articles of Association and in the event of any conflict or inconsistency the provisions of this Article shall prevail.

                               GOVERNING DIRECTOR
                               ------------------

163. A Governing Director and/or his successor and/or successors may be appointed in writing by the subscribers to the Memorandum and Articles of Association or at any time in writing by all members for the time being of the Company. Such appointment may include any specific or special terms, conditions or privileges and together with the provisions of this Article shall be binding on all present and future members of the

Company and upon such appointment the Company shall be deemed to be established on the basis that the Governing Director and/or his successor and/or successors is and are to be a Governing Director for life or such other term as may be provided in the appointment and, notwithstanding anything to the contrary or otherwise in these Articles contained, the following provisions shall then apply:

(a) it shall be no objection to any agreement between the Company and the Governing Director that the Governing Director as promoter and Governing Director stands in a fiduciary position towards the Company or that in the circumstances he does not constitute an independent Board and every member of the Company present or future is to be deemed to join the Company upon that basis.

(b) the Governing Director shall not be removed as Governing Director except by death, resignation or lunacy so found or in accordance with the terms of the appointment.

(c) no act of the Board of Directors or of any member thereof shall be valid without the approval or ratification of the Governing Director provided however that nothing herein contained shall operate to prevent the Governing Director from delegating any of his powers or authorities as Governing Director to the Board of Directors or on any member thereof or to any other person or persons.

(d) no share may be transferred by a member or any person entitled to transfer as long as the Governing Director is willing to purchase the same at the price agreed or in default of agreement, the price fixed by the Auditors as the proper price.

(e) in addition to the other authorities expressly or by implication conferred by these presents on the Governing Director, he shall during his continuance in office have, to the exclusion of General Meeting and the Directors, full authority to determine inter alia.

     (i)    who shall be admitted as members and on what terms

     (ii) who will be the other Directors and the Secretary and on what terms and for what period.

     (iii) the salaries and remuneration of the Directors, Secretary or other employees of the Company.

     (iv) what resolution shall be proposed to General Meetings and the Board respectively.

     (v) what shall be the amounts of dividends and when they shall be declared and paid.

     (vi) who shall have custody of the Seal and in what manner the same may be affixed.

     (vii)  any convenient variation of Articles 121 and 124 hereof.

(f) The said Governing Director shall have supreme control in the management of the business of the Company and he may when and as he thinks fit exercise all or any of the authorities expressly or by implication conferred by these presents on the

     Directors and to the extent which he does so his authority shall supercede the authority of the Directors.

-------------------------------------------------------------------------------


                NAMES, ADDRESSES AND DESCRIPTIONS OF SUBSCRIBERS.

-------------------------------------------------------------------------------



                                DHANWANTIYA SAWH,
                                75, BROADWAY,
                                SAN FERNANDO.
                                SOLICITOR'S CLERK.

                                SATI BRIDGNATH,
                                75, BROADWAY,
                                SAN FERNANDO.
                                SOLICITOR'S CLERK.

-------------------------------------------------------------------------------


              Dated this 17th day of May, 1983.

Witness to the above signatures:

              GARNET MUNGALSINGH,
              75, BROADWAY,
              SAN FERNANDO.
              SOLICITOR.